UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MULTI-FINELINE ELECTRONIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-3947402
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3140 East Coronado Street, Suite A, Anaheim, CA 92806

(Address of principal executive offices) (Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates: 333-114510

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
None	None

Securities to be registered pursuant to Section 12(g) of the Exchange Act:

Common Stock, $0.0001 par value per share

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

In response to this item, incorporated by reference is the description of the Common Stock, $0.0001 par value per share (the “Common Stock”), of Multi-Fineline Electronix, Inc. (the “Registrant”) contained under the caption “Description of Capital Stock” in the Prospectus (Subject to Completion) that forms a part of the Registrant’s Registration Statement on Form S-1 (File No. 333-114510 filed on April 15, 2004) (the “Registration Statement”), together with the description contained under such caption included in any amendment thereto and in the form of final prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, which prospectus is incorporated by reference herein.

Item 2. Exhibits.

The following exhibits are filed as a part of this Registration Statement:

Number	Exhibit

3.1	Certificate of Incorporation of the Registrant (in effect) (incorporated herein by reference to Exhibit 3.1 of the Registration Statement).

3.2	Form of Restated Certificate of Incorporation of the Registrant (to be effective upon the date of the prospectus included in the Registration Statement) (incorporated herein by reference to Exhibit 3.2 of the Registration Statement).

3.3	Bylaws of Registrant (in effect) (incorporated herein by reference to Exhibit 3.3 of the Registration Statement).

3.4	Form of Amended and Restated Bylaws of the Registrant (to be effective upon the date of the prospectus included in the Registration Statement) (incorporated herein by reference to Exhibit 3.4 of the Registration Statement).

4.1	Form of Stock Certificate (incorporated herein by reference to Exhibit 4.1 of the Registration Statement).

10.9	Stockholders Agreement dated as of June 4, 2004 by and among the Registrant and WBL Corporation Limited and its affiliates (incorporated herein by reference to Exhibit 10.9 of the Registration Statement).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: June 22, 2004.

MULTI-FINELINE ELECTRONIX, INC.

By	/s/ PHILIP A. HARDING
Philip A. Harding
Chief Executive Officer

INDEX TO EXHIBITS

Number	Exhibit

3.1	Certificate of Incorporation of the Registrant (in effect) (incorporated herein by reference to Exhibit 3.1 of the Registration Statement).

3.2	Form of Restated Certificate of Incorporation of the Registrant (to be effective upon the date of the prospectus included in the Registration Statement) (incorporated herein by reference to Exhibit 3.2 of the Registration Statement).

3.3	Bylaws of Registrant (in effect) (incorporated herein by reference to Exhibit 3.3 of the Registration Statement).

3.4	Form of Amended and Restated Bylaws of the Registrant (to be effective upon the date of the prospectus included in the Registration Statement) (incorporated herein by reference to Exhibit 3.4 of the Registration Statement).

4.1	Form of Stock Certificate (incorporated herein by reference to Exhibit 4.1 of the Registration Statement).

10.9	Stockholders Agreement dated as of June 4, 2004 by and among the Registrant and WBL Corporation Limited and its affiliates (incorporated herein by reference to Exhibit 10.9 of the Registration Statement).